Exhibit (a)(3)
PERSHING SQUARE USA, LTD.
SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
Dated as of July 29, 2024

i

(continued)
ii

(continued)
iii

PERSHING SQUARE USA, LTD.
SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made as of the 29th day of July, 2024, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.
WHEREAS, this Company has been formed to carry on business as set forth more particularly hereinafter;
WHEREAS, this Company is authorized to issue an unlimited number of its shares of beneficial interest, all in accordance with the provisions hereinafter set forth;
WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth;
WHEREAS, the Company was created by the Certificate of Trust filed with the Secretary of State of the State of Delaware on November 28, 2023, and is a statutory trust under the Delaware Statutory Trust Statute;
WHEREAS, the Company previously adopted a Declaration of Trust, dated November 28, 2023;
WHEREAS the Company previously adopted an Amended and Restated Agreement and Declaration of Trust, dated July 15, 2024, and the parties hereto desire to amend and restate such Amended and Restated Agreement and Declaration of Trust and that this Second Amended and Restated Agreement and Declaration of Trust shall constitute the governing instrument of the Company;
NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets that the Company now possesses or may hereafter acquire from time to time in any manner as Trustees hereunder IN TRUST and manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Company as hereinafter set forth.
ARTICLE I

THE COMPANY
1.1. Name. This Company shall be known as “Pershing Square USA, Ltd.” and the Trustees shall conduct the business of the Company under that name or any other name or names as they may from time to time determine.
1.2. Definitions. As used in this Declaration, the following terms shall have the following meanings:
The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.
“By-Laws” shall mean the By-Laws of the Company as amended from time to time by the Trustees.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Commission” shall mean the Securities and Exchange Commission.
“Company” shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.
“Company Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Company or the Trustees in such capacity.
“Declaration” shall mean this Second Amended and Restated Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.
“Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C.ss.100, et. seq., as amended from time to time.
“Delaware Statutory Trust Statute” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C.ss.3801, et. seq., as such Act may be amended from time to time.

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Company filed with the Commission and designated as fundamental policies therein or as otherwise adopted by the Trustees and the Shareholders in accordance with the requirements of the 1940 Act, as they may be amended from time to time in accordance with the requirements of the 1940 Act.
“Interested Person” shall mean any person that is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act.
“Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Company with each class and series of Shares voting together as a single class, except to the extent otherwise required by the 1940 Act or this Declaration with respect to any one or more classes or series of Shares, in which case the applicable proportion of such classes or series of Shares voting as a separate class or series, as the case may be, also will be required.
“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments, agencies and political subdivisions thereof.
“Prospectus” shall mean the Prospectus of the Company, if any, as in effect from time to time under the Securities Act of 1933, as amended.
“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Company, at such time.
“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Company shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.
“Trustees” shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.
ARTICLE II

TRUSTEES
2.1. Number and Qualification. Prior to a public offering of Shares there may be a sole Trustee. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office; provided that the number of Trustees shall be no less than two (2) or more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. An individual nominated as a Trustee shall be at least twenty-one (21) years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office.
2.2. Term and Election. Except as provided in Section 2.4 of this Article, the Trustees shall be elected at an annual meeting of Shareholders or special meeting in lieu thereof called by the Board of Trustees for that purpose and each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. The Trustees may determine by resolution those Trustees, if any, that shall be elected by Shareholders of a particular class of securities of the Company (e.g., by a class of preferred securities issued by the Company) prior to the initial offering of such class of securities.
2.3. Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered, mailed or transmitted to the Trustees, the Chairperson, if any, the Chief Executive Officer or the Secretary, and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided that the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) by action taken by two-thirds of the remaining Trustees. In addition, for cause only, and not without cause, a Trustee may be removed by action taken by a majority of the remaining Trustees, followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding Shares then entitled to vote in an election of such Trustee at a meeting that has been called for such purpose. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Company or the remaining Trustees any Company Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. “Cause” shall require (i) a final judicial determination by a court of competent jurisdiction that a Trustee has committed any action relating to the performance of his or her duties as a Trustee that constitutes gross negligence, fraud or willful misconduct or (ii) that a Trustee has been indicted or convicted in a court of competent jurisdiction of a felony for (A) a crime involving fraud, moral turpitude or violence or (B) an intentional or material violation of applicable securities or regulatory laws.
2.4. Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided that the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees elected by that class or series or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.
2.5. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairperson, if any, or the Chief Executive Officer or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally or in writing not less than twenty-four (24) hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be a majority of the, but not less than two, Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (provided that a quorum is present).
Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (provided that a quorum is present).
With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act. For any committee of the Trustees composed of one Trustee, a quorum shall be one.
All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting; provided however, this does not apply to any action of the Trustees that the 1940 Act requires to take place in person at a meeting.
2.6. Trustee Action by Written Consent. Except as required under the 1940 Act, any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.
2.7. Officers and Chairperson. The Trustees shall elect a Chief Executive Officer, a Chief Financial Officer, a Chief Compliance Officer and a Secretary, who shall serve at the pleasure of the Trustees or until their successors are elected. The Chief Executive Officer and the Chief Financial Officer may, but need not, be a Trustee. The Trustees may elect a Chairperson of the Board, who shall be a Trustee and who shall serve at the pleasure of the Trustees or until a successor is elected. The Trustees may elect or appoint or may authorize the Chairperson of the Board, if any, or the Chief Executive Officer to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairperson is not an officer of the Company.
ARTICLE III

POWERS AND DUTIES OF TRUSTEES
3.1. Fiduciary Duty. The Trustees shall owe to the Company and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law; provided, however, such fiduciary duties shall not be deemed to control to the extent that the express terms of the Delaware Statutory Trust Statute, this Declaration or the By-Laws provide a different standard than what would be applied by default, in which case the express terms of the Delaware Statutory Trust Statute, this Declaration or the By-Laws shall control. The Trustees shall have exclusive power over the Company Property and over the business and affairs of the Company to the same extent as if the Trustees were the sole owners of the Company Property and business in their own right, but with such powers of delegation as permitted by this Declaration, and shall have the power to engage in any activity not prohibited by Delaware law. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Company. Any determination as to what is in the best interests of the Company made by the Board of Trustees in good faith shall be conclusive. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.
3.2. Limitation of Liability. A Trustee or any officer, agent or employee of the Company shall have no liability to the Company or the Shareholders except for his or her own willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, and shall not be liable for errors of judgment or mistakes of fact or law.
3.3. Certain Rights of Trustees, Officers, Employees and Agents. The Trustees shall have no responsibility to devote their full time to the affairs of the Company. Any Trustee, officer, agent or employee of the Company, in his or her personal capacity or in a capacity as an affiliate, agent or employee of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Company, subject to the adoption of any policies relating to such interests and activities adopted by the Trustees and applicable law.
3.4. Investments. The Trustees shall have power to: (a) manage, conduct, operate and carry on the business of an investment company; and (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments, including pursuant to Section 4.1 of this Declaration. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.
3.5. Legal Title. Legal title to all the Company Property shall be vested in the Company as a separate legal entity under the Delaware Statutory Trust Statute, provided that the Trustees shall have power to cause legal title to any Company Property to be held by or in the name of one or more of the Trustees, or in the name of the Company, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Company therein is appropriately protected. No creditor of any Trustee shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, any Company Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Company.
To the extent title to the Company Property has been vested in the name of one or more Trustees, the right, title and interest of the Trustees in the Company Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Company Property, and the right, title and interest of such Trustee in the Company Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
3.6. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, classify and/or reclassify, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property, whether capital or surplus or otherwise, to the full extent now or hereafter permitted for trusts under the Delaware Statutory Trust Statute. The Trustees shall consult with any investment adviser to the Company in advance of their exercise of any of the foregoing powers.
3.7. Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Company, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Company, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation. The Trustees shall consult with any investment adviser to the Company in advance of their exercise of any of the foregoing powers.
3.8. Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Company and the Company Property, to delegate from time to time to such of their number or to officers, employees or agents of the Company the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Company or the names of the Trustees or otherwise as the Trustees may deem to be desirable, expedient or necessary in order to effect the purpose hereof. The Trustees may, to the extent that they determine it necessary, desirable and appropriate, designate committees with such powers as the Trustees deem appropriate, each of which shall consist of at least one Trustee, which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time, except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.
3.9. Collection and Payment. The Trustees shall have the power to collect all property due to the Company; to pay all claims, including taxes, against the Company Property or the Company, the Trustees or any officer, employee or agent of the Company; to prosecute, defend, compromise or abandon any claims relating to the Company Property or the Company, or the Trustees or any officer, employee or agent of the Company; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Company; and to enter into releases, agreements and other instruments.
3.10. Expenses. The Trustees shall have the power to incur and pay out of the assets or income of the Company any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Company, and to pay reasonable compensation from the funds of the Company to themselves as Trustees.
The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable reimbursement for expenses reasonably incurred by themselves on behalf of the Company.

3.11. By-Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Company; provided that the Trustees shall not adopt By-Laws which are in conflict with this Declaration. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote or consent of a majority of the Trustees.
3.12. No Bond Required. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.
3.13. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Company; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Company Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Company against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Company would have the power to indemnify such Person against such liability; (d) to the extent permitted by law, indemnify any Person with whom the Company has dealings, including, without limitation, any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (e) guarantee indebtedness or contractual obligations of others; (f) determine and change the fiscal year of the Company and the method in which its accounts shall be kept; and (g) adopt a seal for the Company, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Company.
3.14. Further Powers. The Trustees shall have the power to conduct the business of the Company and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Company although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Company made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Company Property.
ARTICLE IV

ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS
4.1. Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Company as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect investment transactions with respect to the assets on behalf of the Company to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.
4.2. Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters, placement agents and/or other distribution agents to sell Shares or other securities of the Company. The Trustees may in their discretion from time to time enter into one or more contracts providing for the sale of securities of the Company, whereby the Company may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; such contract may also provide for the repurchase or sale of securities of the Company by such other party as principal or as agent of the Company and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of securities of the Company.
4.3. Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Company may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Company under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom; provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.
ARTICLE V

LIMITATIONS OF LIABILITY AND INDEMNIFICATION
5.1. No Personal Liability of Shareholders, Trustees, etc. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Company shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Company or its Shareholders for any action or inaction as Trustee hereunder that results solely from his or her own bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; subject to the foregoing exception, all such Persons shall look solely to the Company Property for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any Shareholder, Trustee or officer, as such, of the Company is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he or she shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
5.2. Mandatory Indemnification.
(a) The Company hereby agrees to indemnify, to the extent permitted by law, each person who at any time serves as a Trustee or officer of the Company (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his or her having acted in any such capacity; provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his or her position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person engaged in disabling conduct. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Company or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.
(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder, or (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither Interested Persons nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.
(c) To the extent permitted by law, the Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Company shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees or, if a majority vote of such quorum so directs, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.
(d) The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Company, any statute, agreement, vote of shareholders or Trustees who are not Interested Persons or any other right to which he or she may be lawfully entitled. For the avoidance of doubt, to the extent the Company enters into a written agreement with any Trustee or officer of the Company to indemnify such Trustee or officer of the Company, any indemnification of such Trustee or officer of the Company by the Company shall be governed by the terms of such written agreement, including with respect to determinations required, applicable presumptions and the burden of proof with respect to such Trustee’s or officer of the Company’s entitlement to indemnification and/or advancement of expenses.
(e) Subject to any limitations provided by the 1940 Act and this Declaration, the Company shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Company or serving in any capacity at the request of the Company to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons; provided that such indemnification has been approved by a majority of the Trustees.
5.3. No Duty of Investigation; Notice in Company Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Company, and every other act or thing whatsoever executed in connection with the Company shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Company. The Trustees may maintain insurance for the protection of the Company Property and the Company’s Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

5.4. Trustee’s Good Faith Action, Reliance on Experts, etc. The exercise in good faith by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder and shall be under no liability for any act or omission in accordance with such advice; provided that the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Company, or by any other Person as to matters the Trustee believes in good faith are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any series or class of Shares, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or any series or class of Shares or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Company might properly be paid. The appointment, designation or identification of a Trustee as a Chairperson of the Board of Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.
ARTICLE VI

SHARES OF BENEFICIAL INTEREST
6.1. Beneficial Interest. The beneficial interest in the Company shall be divided into Shares, of no par value per Share (or such other amount as the Trustees shall determine). The Trustees may, without the approval of Shareholders, authorize one or more series of Shares and one or more classes of Shares having such preferences, voting powers, terms of repurchase or redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine. The number of Shares of the Company and each series and class authorized hereunder is unlimited. The Company is authorized to issue an unlimited number of Shares, and upon the establishment of any series or class as provided herein, the Company shall be authorized to issue an unlimited number of Shares of each such series and class, unless otherwise determined, and subject to any conditions set forth, by the Trustees. All references to Shares in this Declaration shall be deemed to be Shares of the Company and of any or all series or classes, as the context may require. All provisions herein relating to the Company shall apply equally to each series of the Company and each class, except as the context otherwise requires. All Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Company. Shares held in the Company’s treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.
6.2. Other Securities. The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and issue such other securities of the Company as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. Notwithstanding any other provision of this Declaration, to the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under the Company’s governing instrument. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of the Company’s governing instrument (prior to giving effect to such supplement or amendment) with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and to sell such securities.
6.3. Rights of Shareholders. The Shares shall be personal property given only the rights in this Declaration specifically set forth. The ownership of the Company Property of every description and the right to conduct any business herein before described are vested exclusively in the Company, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Company nor can they be called upon to share or assume any losses of the Company or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 6.3, in Section 11.4 or as specified by the Trustees when creating the Shares, as in preferred shares). Ownership of Shares shall not make any Shareholder a third-party beneficiary of any contract entered into by the Company or any class or series.
6.4. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
6.5. Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares, including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or l/l,000ths of a Share or multiples thereof as the Trustees may determine.
6.6. Register of Shares. A register shall be kept at the offices of the Company or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who the holders of the Shares of the applicable class or series of Shares are and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him or her as herein provided, until he or she has given his or her address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.
6.7. Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.
6.8. Transfer of Shares. Shares shall be transferable on the records of the Company only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Company of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery, the transfer shall be recorded on the applicable register of the Company. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Company shall be affected by any notice of the proposed transfer. Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Company, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.
6.9. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his or her last known address as recorded on the applicable register of the Company or as contemplated by Section 12.9.
ARTICLE VII

CUSTODIANS
7.1. Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Company. Any custodian shall have authority as agent of the Company as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Company and the 1940 Act, including, without limitation, authority:
(a) to hold the securities owned by the Company and deliver the same upon written order;
(b) to receive any receipt for any moneys due to the Company and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;
(c) to disburse such funds upon orders or vouchers;
(d) if authorized by the Trustees, to keep the books and accounts of the Company and furnish clerical and accounting services; and
(e) if authorized to do so by the Trustees, to compute the net income or net asset value of the Company;
all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.
The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees; provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.
7.2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Company in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”), or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities; provided that all such deposits shall be subject to withdrawal only upon the order of the Company.
ARTICLE VIII

REDEMPTION
8.1. Redemptions. The Shares of the Company are not redeemable by the holders.
8.2. Disclosure of Holding. The holders of Shares or other securities of the Company shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Company as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority, or as the Trustees may otherwise decide, and ownership of Shares may be disclosed by the Company if so required by applicable law or as the Trustees may otherwise decide.

ARTICLE IX

DETERMINATION OF NET ASSET VALUE; NET INCOME; DISTRIBUTIONS
9.1. Net Asset Value. The net asset value of each outstanding Share of the Company shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus or as may otherwise be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Prospectus or as may otherwise be determined by the Trustees.
9.2. Distributions to Shareholders.
(a) The Trustees may from time to time distribute ratably among the Shareholders of any class of Shares, or any series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including, without limitation, any type of obligations of the Company or any assets thereof) or Shares of any class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any class of Shares or series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, additional Shares of any class or series in such manner, at such times, and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration.
(b) Distributions pursuant to this Section 9.2 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.
(c) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Company or to meet obligations of the Company, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.
(d) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power, in their discretion, to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Company to avoid or reduce liability for taxes.
9.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Company’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Company to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Exchange Act, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.
ARTICLE X

SHAREHOLDERS
10.1. Meetings of Shareholders. Annual or special meetings of Shareholders may be called from time to time for the purpose of taking action upon any matter requiring the vote of the Shareholders as herein provided, or upon any other matter deemed by the Trustees to be necessary or desirable. The Company may, but shall not be required to, hold annual meetings of holders of any class or series of Shares. A special meeting of Shareholders may be called at any time only by a majority of the Trustees or the Chief Executive Officer. Subject to Section 1.10 of the By-Laws, any shareholder meeting, including a special meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.
10.2. Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration or resolution of the Trustees; provided that no power to vote on any matter is granted to Shareholders under the Declaration solely because the Delaware Statutory Trust Statute shall require a vote on such matter in the absence of a contrary provision in the Declaration, and any power to vote on such matter is expressly denied under the Declaration unless otherwise required by this Declaration. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares. There shall be no cumulative voting in the election or removal of Trustees.
10.3. Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees to each Shareholder of record entitled to vote thereat at its registered address, mailed or transmitted at least 10 days and not more than 120 days before the commencement of the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 180 days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 120 nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.
10.4. Quorum and Required Vote.
(a) The holders of a majority of the outstanding Shares of the Company on the applicable record date present in person or represented by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of all Shareholders of the Company is being taken. The holders of a majority of the outstanding Shares of a class or classes on the applicable record date present in person or represented by proxy shall constitute a quorum at any meeting of the Shareholders of such class or classes for purposes of conducting business on which a vote of Shareholders of such class or classes is being taken. The holders of a majority of the outstanding Shares of a series or series on the applicable record date present in person or represented by proxy shall constitute a quorum at any meeting of the Shareholders of such series or series for purposes of conducting business on which a vote of Shareholders of such series or series is being taken. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.
(b) Trustees shall be elected by the affirmative vote of a majority of the Shares of the Company present in person or represented by proxy and entitled to vote, voting together as a single class; provided that in the event that the 1940 Act requires any Trustee to be elected by the holders of preferred shares, such Trustees to be elected solely by the holders of preferred shares shall be elected by the affirmative vote of a majority of the preferred shares present in person or represented by proxy and entitled to vote, voting as a separate class, and the remaining Trustees shall be elected by the affirmative vote of a majority of the Shares of the Company present in person or represented by proxy and entitled to vote, voting together as a single class.
(c) With respect to all other matters, subject to any provision of applicable law, this Declaration, the By-Laws or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote thereon shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy and entitled to vote thereon shall be the act of the Shareholders of such class or series with respect to such matter.
10.5. Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy; provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Company as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the

Company. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share (subject to Section 1.10 of the By-Laws), but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. Proxies may be given by an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder. A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or by electronic, telephonic, computerized or other alternative to the execution of a written instrument or otherwise) by the Shareholder or the Shareholder’s attorney in fact. A valid proxy shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Company stating that the proxy is revoked, or (b) by a subsequent proxy executed by such person, (c) by attendance at the meeting and voting in person by the person executing that proxy, or (d) pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy (subject to Section 1.10 of the By-Laws).
10.6. Inspection of Records. The records of the Company shall be open to inspection by Shareholders to the extent permitted by Section 3819 of the Delaware Statutory Trust Statute but subject to such reasonable regulation as the Trustees may determine.
ARTICLE XI

TERM OF EXISTENCE; TERMINATION OF COMPANY; AMENDMENT; MERGERS, ETC.
11.1. Duration. Subject to possible termination in accordance with the provisions of Section 11.2(a) hereof, the Company created hereby shall have perpetual existence.
11.2. Termination.
(a) The Company may be dissolved, after the affirmative vote or consent of two-thirds of the total number Trustees then in office, followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding Shares on the record date, voting as a single class except to the extent required by the 1940 Act.
(b) Upon dissolution of the Company, the Company shall carry on no business except for the purpose of winding up its affairs, and all powers of the Trustees under this Declaration shall continue until such affairs have been wound up. Without limiting the foregoing, the Trustees shall (in accordance with Section 3808 of the Delaware Statutory Trust Statute) have the power to:
(i) Fulfill or discharge the contracts of the Company;
(ii) Collect its assets;
(iii) Sell, convey, assign, exchange, merge where the Company is not the survivor, transfer or otherwise dispose of all or any part of the remaining Company Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind;
(iv) Pay or make reasonable provision (including through the use of a liquidating trust) to pay all claims and obligations of the Company, including all contingent, conditional or unmatured claims and obligations known to the Company, and all claims and obligations which are known to the Company, but for which the identity of the claimant is unknown, and claims and obligations that have not been made known to the Company or that have not arisen but that, based on the facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution; and
(v) Do all other acts appropriate to liquidate its business.
(c) If there are sufficient assets held with respect to the Company, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the Company, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Company shall be distributed to the Shareholders of the Company ratably according to the number of Shares of the Company held of record by the several Shareholders on the date for such dissolution distribution, subject to any then-existing preferential rights of Shares.
(d) On completion of the distribution of the remaining assets and upon the winding up of the Company in accordance with Section 3808 of the Delaware Statutory Trust Statute and its termination, any one (1) Trustee shall execute, and cause to be filed, a certificate of cancellation with the office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Statute, whereupon the Company shall terminate and the Trustees and the Company shall be discharged from all further liabilities and duties hereunder with respect thereto. The Trustees shall not be personally liable to the claimants of the dissolved Company by reason of the Trustees’ actions in winding up the Company’s affairs if the Trustees complied with Section 3808(e) of the Delaware Statutory Trust Statute.
11.3. Amendment Procedure.
(a) Except as required by applicable law or this Declaration, the Trustees may amend this Declaration without any vote of Shareholders, including to change the name of the Company or any class or series, to make any change that does not adversely affect the relative rights or preferences of any class or series of Shares or to conform this Declaration to the requirements of the 1940 Act or any other applicable law, but the Trustees shall not be liable for failing to do so. If a vote of Shareholders is required by applicable law or this Declaration, or if the Trustees determine to submit an amendment to a vote of Shareholders, this Declaration may be amended, after the affirmative vote or consent of a majority of the Trustees then in office, by the affirmative vote set forth in Section 10.4(c). Notwithstanding the preceding sentence, Section 2.2, Section 2.3, Section 3.11, Section 11.1, Section 11.2, this Section 11.3, Section 11.4, Section 11.5 and Section 11.6 of this Declaration may only be amended after the affirmative vote or consent of a majority of the Trustees then in office, followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the affected Shares outstanding on the record date.
(b) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Company or to permit assessments upon Shareholders. For the avoidance of doubt, nothing in this Section 11.3 shall limit the authority of the Trustees to amend or supplement this Declaration in connection with the authorization and issuance of other securities.
(c) An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, the Shareholders as aforesaid shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Company or at such other time designated by the Board of Trustees.
Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Company shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote or consent of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

11.4. Merger, Consolidation and Sale of Assets.
(a) The affirmative vote or consent of a majority of the total number of Trustees then in office, followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares outstanding on the record date, shall be required to approve any merger or consolidation with any other corporation, association, trust or other organization or the sale, lease or exchange of all or substantially all of the Company Property or the property, including its good will, unless such transaction has already been authorized by the affirmative vote or consent of two-thirds of the total number of Trustees then in office and two-thirds of the Trustees who are not Interested Persons, in which case approval by a Majority Shareholder Vote shall be required, provided that if it is the case that any of the foregoing transactions constitute a plan of reorganization (as such term is used in the 1940 Act) within the meaning of Section 18(a)(2)(D) of the 1940 Act which adversely affects the preferred shares, approval, adoption or authorization of the action in question will also require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the preferred shares voting as a separate class; provided, however, that such separate class vote shall be a majority vote if the action in question has previously been approved by two-thirds of the total number of Trustees then in office and two-thirds of the Trustees who are not Interested Persons, and any such merger, consolidation, sale, lease or exchange shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware. Nothing contained herein shall be construed as requiring the approval of Shareholders for any transaction, whether deemed a merger, consolidation, reorganization or otherwise, whereby the Company issues Shares in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity.
(b) Notwithstanding paragraph (a) of this Section, if such action has been approved by two-thirds of the total number of Trustees then in office and two-thirds of the Trustees who are not Interested Persons, the Company may merge or consolidate with, or may sell, lease or exchange all or substantially all of the Company Property or the property, including its good will, to, any other corporation, association, trust or other organization that is, or will be immediately after giving effect to such transaction, registered as an investment company under the 1940 Act (or a series thereof) and:
(i) no Fundamental Policy of the Company is materially different from a Fundamental Policy of such registered investment company;
(ii) no advisory agreement between the Company and any investment adviser thereof is materially different from an advisory contract between such registered investment company and any investment adviser thereof, except for the identity of the investment companies as a party to the contract;
(iii) Trustees who are not Interested Persons and who were elected by Shareholders will comprise a majority of the trustees or directors (or members of a similar governing body) of such registered investment company who are not “interested persons” (as defined in the 1940 Act) of such registered investment company; and
(iv) such registered investment company has provisions in its governing documents substantially equivalent to Section 10.4, Section 11.1, Section 11.2, Section 11.3, Section 11.4, Section 11.5 and Section 11.6 of this Declaration.
11.5. Subsidiaries. Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over any or all of the Company Property or to carry on any business in which the Company shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Company Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Company holds or is about to acquire shares or any other interests.
11.6. Conversion. The affirmative vote or consent of a majority of the total number of Trustees then in office, followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares outstanding on the record date, and the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of any preferred shares outstanding, voting as a separate class, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by the affirmative vote or consent of two-thirds of the total number of the Trustees then in office and two-thirds of the Trustees who are not Interested Persons, in which case approval by a Majority Shareholder Vote and the affirmative vote of the holders of at least a majority of the Company’s preferred shares outstanding at the time, voting as a separate class, shall be required. Upon the adoption of a proposal to convert the Company from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion of the Company’s outstanding Shares entitled to vote, the Company shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Company and any national securities exchange.
11.7. Absence of Appraisal or Dissenters’ Rights. No Shareholder shall be entitled to, as a matter of right, an appraisal by the Delaware Court of Chancery or otherwise of the fair value of the Shareholders’ Shares or to any other relief as a dissenting Shareholder in respect of any proposal or action involving the Company.
ARTICLE XII

MISCELLANEOUS
12.1. Filing.
(a) This Declaration and any amendment or supplement hereto shall be filed in such places as may be required by law or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by an authorized officer stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Company’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by an authorized officer and shall, upon insertion in the Company’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.
(b) The Trustees hereby authorize and direct a Certificate of Trust to be executed and filed with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Statute.
12.2. Resident Agent. The Company shall maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The Trustees may designate a successor resident agent; provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.
12.3. Derivative Actions. In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder of the Company agrees that any claim that affects all Shareholders of the Company equally, that is, proportionately based on their number of outstanding Shares in the Company, must be brought as a derivative claim subject to this Section 12.3 irrespective of whether such claim involves a violation of the Shareholders’ rights under this Declaration or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim. Notwithstanding the foregoing, however, this Section 12.3 shall not apply to any claims asserted under the U.S. federal securities laws.
(a) Shareholders of the Company may not bring a derivative action to enforce the rights of the Company, as applicable, unless each of the following conditions is met:
(i) Each complaining Shareholder was a Shareholder of the Company at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;
(ii) Each complaining Shareholder was a Shareholder of the Company as of the time the demand required by subparagraph (iii) below was made;
(iii) Prior to the commencement of such derivative action, the complaining Shareholders have made a written demand to the Board of Trustees requesting that they cause the Company to file the action itself. In order to warrant consideration, any such written demand must include at least the following:

(1) a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made;
(2) a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the rights of the Company and an explanation of why the complaining Shareholders believe that to be the case;
(3) a certification that the requirements of sub-paragraphs (i) and (ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and
(4) a certification that each complaining Shareholder will be a Shareholder of the Company as of the commencement of the derivative action;
(iv) At least 10% of the Shareholders of the Company must join in bringing the derivative action; and
(v) A copy of the derivative complaint must be served on the Company, assuming the requirements of sub-paragraphs (i)-(iv) above have already been met and the derivative action has not been barred in accordance with paragraph (b)(ii) below.
(b) Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not Interested Persons. Within 30 calendar days of the receipt of such demand by the Board of Trustees, those Trustees who are not Interested Persons will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Company. Trustees that are not deemed to be Interested Persons are deemed independent for all purposes, including for the purpose of approving or dismissing a demand for derivative action.
(i) If the demand for derivative action has not been considered within 30 calendar days of the receipt of such demand by the Board of Trustees, a decision has not been communicated to the complaining Shareholders within the time permitted by sub-paragraph (ii) below, and sub-paragraphs (i)-(iv) of paragraph (a) above have been met, the complaining Shareholders shall not be barred by this Declaration from commencing a derivative action.
(ii) If the demand for derivative action has been considered by the Board of Trustees, and a majority of those Trustees who are not deemed to be Interested Persons, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Company, the complaining Shareholders shall be barred from commencing the derivative action. If upon such consideration the appropriate members of the Board of Trustees determine that such a suit should be maintained, then the appropriate officers of the Company shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Board of Trustees, or the appropriate officers of the Company, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (ii) in writing within five business days of such decision having been reached.
12.4. Governing Law. This Declaration is executed by the Trustees in accordance with and under the laws of the State of Delaware and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State; provided that such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers. Subject to Section 12.6 of this Declaration, all disputes arising under this Declaration shall be brought in the Delaware Court of Chancery unless otherwise required by the 1940 Act.
12.5. Direct Claims. No group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Company or the Trustees predicated upon an express or implied right of action under this Declaration or applicable law, nor shall any single Shareholder who is similarly situated to one or more other Shareholders with respect to the alleged injury have the right to bring such an action, unless Shareholders who hold at least ten percent (10%) of the outstanding Shares of the Company have obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed or transmitted to the Secretary of the Company at the Company’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the group of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days of its receipt by the Company. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Company or series or class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made in their business judgment and shall be binding on all Shareholders. Notwithstanding the foregoing, however, this Section 12.5 shall not apply to any claims asserted under the U.S. federal securities laws.
12.6. Choice of Forum. In accordance with Section 3804(e) of the Delaware Statutory Trust Statute, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative suit, action or proceeding brought on behalf of the Company, (ii) any suit, action or proceeding asserting a claim of breach of a fiduciary duty owed by any trustee, officer, or employee of the Company to the Company or the Shareholders, (iii) any suit, action or proceeding asserting a claim against the Company or any trustee, officer, or employee of the Company arising pursuant to any provision of the Delaware Statutory Trust Statute, this Declaration or the By-Laws, or federal law, or (iv) any suit, action or proceeding asserting a claim against the Company or any trustee, officer, or employee of the Company governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such suit, action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Failure to enforce the foregoing provisions would cause the Company irreparable harm and the Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in Shares of the Company shall be deemed to have notice of and consented to the provisions of this Section 12.6. Notwithstanding the foregoing, however, this Section 12.6 shall not apply to any claims, suits, actions or proceedings asserted under the U.S. federal securities laws.
12.7. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.
12.8. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Company, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Company, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Company, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.
12.9. Delivery by Electronic Transmission or Otherwise. Any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Statute), including via the internet, or in any other manner permitted by applicable law. Notice directed to a Shareholder by electronic mail or other form of legally permissible electronic transmission shall be transmitted to any address at which the Shareholder receives electronic mail or other electronic transmissions.
12.10. Provisions in Conflict with Law or Regulation.
(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.
(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

IN WITNESS WHEREOF, the undersigned, being the Trustees of Pershing Square USA, Ltd., have executed this Second Amended and Restated Agreement and Declaration of Trust as of the date first written above.

/s/ Barry P. Barbash
Barry P. Barbash
/s/ Evan Bakst
Evan Bakst
/s/ Nicholas A. Botta
Nicholas A. Botta
/s/ Anne Farlow
Anne Farlow
/s/ Bruce Herring
Bruce Herring
/s/ Lisa Polsky
Lisa Polsky

[Signature Page to Second Amended and Restated Agreement and Declaration of Trust]